UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASTLE BRIDGE IMPACT MEDIA INC
(Exact name of registrant as specified in its charter)

Nevada	3635	37-1872474
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

3 Banyatelep, Visegrad 2025 Hungary

castlebridge@inbox.lv

(702) 472-9058

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Business Filings, LLC

36 Colony Estates Rd Wellington, NV 89444

(208)379-3417

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John E. Lux, Esq,

Attorney at Law

1629 K Street, Suite 300, Washington, DC 20006

(202) 780-1000

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(2)	$80,000	$9.96

TOTAL	2,000,000		$0.04		$80,000	$9.96

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

CASTLE BRIDGE IMPACT MEDIA INC

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by CASTLE BRIDGE IMPACT MEDIA INC, a Nevada corporation (“we”, “us”, “our”, “Castle Bridge”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period. The estimated $7,310 expenses of the offering will be paid from the proceeds. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be available to us for our immediate use. Certificates for common stock will be distributed to the purchasers within 30 days after the close of the offering.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have real assets and real operations, we purchased our office on December 15, 2017 which is located at 3 Banyatelep, Visegrad 2025 Hungary and we had sold to our first customer. Because we are not a shell company, the Rule 144 safe harbor is available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it less difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 9 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2018.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Castle Bridge” refer to CASTLE BRIDGE IMPACT MEDIA INC unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

CASTLE BRIDGE IMPACT MEDIA INC was incorporated on September 8, 2017, under the laws of the State of Nevada. We are engaged in the business of wholesale distribution of Robot Vacuum Cleaner products.  Our primary business will include market feasibility studies, business plans, operational reviews, and actual sales to new customers. Our mission is to provide our clients with the best products at the lowest possible price with excellent customer service.  We have already commenced initial business activities and have our first sale done.

We are a development stage company that has realized initial revenues to date and purchased our small business office in Hungary, and our accumulated profit as of March 31, 2018 is $4,986. To date we have raised an aggregate of $4,000 through a private sale of 4,000,000 shares of our common stock to Mester Frigyes, our sole officer and director, on December 4, 2017. Proceeds from the private placement will be used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company’s principal offices are located at 3 Banyatelep, Visegrad 2025 Hungary. Our telephone number is (702)472-9058.

Because we are not a shell company, the Rule 144 safe harbor is available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it less difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We plan to raise the additional funding for our twelve-month business plan by selling the 2,000,000 shares of our common stock in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

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From Inception (September 8, 2017) until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial issuance of shares of our common stock to our sole officer and director, completing our business plan, selling to our first customer and purchasing our business office in Hungary.

Our financial statements from Inception on September 8, 2017, through March 31, 2018, report revenues of $61,628 and a net profit of $4,986. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Mester Frigyes, our sole officer and director did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Mr. Frigyes confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	2,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.04

Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 18.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000

Shares outstanding after offering:	6,000,000 (assuming all shares are sold)

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 8, 2017 (Inception) to December 31, 2017, and the unaudited financial statements for the three month period ended March 31, 2018.

December 31, 2017 ($)
Financial Summary (Audited)
Cash and Deposits	5,046
Total Assets	10,246
Total Liabilities	-0-
Total Stockholder’s Equity	10,246

From September 8, 2017 (Inception) to December 31, 2017 ($)
Statement of Operations
Total Expenses	1
Net Gain for the Period	6,246
Net Gain per Share	0.0016

March 31, 2018 ($)
Financial Summary (Unaudited)
Cash and Deposits	3,856
Total Assets	8,986
Total Liabilities	-0-
Total Stockholder’s Equity	8,986

Three Months Ended March 31, 2018 ($)
Statement of Operations
Revenues	30,397
Total Expenses	5,720
Net Gain (Loss) for the Period	(1,260)
Net Gain (Loss) per Share	0.0003

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on September 8, 2017 and to date, have been involved primarily in organizational activities, making our first sale and purchasing our business office in Hungary. Accordingly, we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in the business of Robot Vacuum Cleaner wholesale distribution, with the objective of becoming a recognized leader in our targeted market for Robot Vacuum Cleaner wholesale distribution. As of the period from Inception (September 8, 2017) to March 31, 2018, we had a profit of $4,986. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business of Robot Vacuum Cleaner wholesale distribution, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

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Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our business of Robot Vacuum Cleaner wholesale distribution that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our products as we anticipate, we may not have in place alternate products that we can offer to ensure our survival.

The markets that we will serve are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render our proposed Robot Vacuum Cleaner wholesale distribution business obsolete from time-to-time. If we are unable to offer leading technologies products useful in our business, enhance our existing products, develop new products and offer customer products that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis, it could adversely impact our ability to attract and retain customers. As a result, our market position could be eroded rapidly by advancements by competitors. It is not possible to predict presently the life cycle of any of our proposed Robot Vacuum Cleaner wholesale distribution business. Broad acceptance of these proposed products by customers will be critical to our future success, as will our ability to perform on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. We may experience difficulties that could delay or prevent the successful marketing and delivery of our proposed Robot Vacuum Cleaner wholesale distribution business. We may not be able to successfully implement new products and sales technologies, to customer requirements or emerging industry standards. Further, new products offered by others may meet the requirements of the marketplace and achieve market acceptance.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated March 6, 2018, our independent registered public accounting firm, Kirtane & Pandit, LLP, Chartered Accountants, stated that our financial statements for the period from Inception (September 8, 2017) to December 31, 2017, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from Inception (September 8, 2017) to December 31, 2017, we incurred a gain of $6,246, however we expect to incur losses in the future as we establish our business. For the three month period ended March 31, 2018 we incurred a loss of $1,260. We will need to generate significant revenue in order to achieve long term profitability and we may not continue staying profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Mester Frigyes, who serves as our sole officer and director. We depend entirely on Mr. Frigyes for all of our operations. The loss of Mr. Frigyes would have a substantial negative effect on our company and may cause our business to fail. Mr. Frigyes has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Frigyes’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

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We have limited business, sales and marketing experience in our industry.

We have garnered first customer and have generated initial revenues. While we have plans for marketing our products, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed products will gain wide acceptance in its target market or that we will be able to effectively market them. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Mester Frigyes, to build our customer base. Our company has no prior experience upon which it can rely in order to continue garnering its prospective customers to use our prospective Robot Vacuum Cleaner wholesale distribution business. Prospective customers will be less likely to use our Robot Vacuum Cleaner offerings than a competitor’s because we have no prior experience in our industry.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have one customer. We have identified other potential customers but we cannot guarantee we ever will have more customers. Even if we obtain customers, there is no guarantee that we will continue to generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our Robot Vacuum Cleaner product at prices which generate a profit.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures to complete the development and launch our business of Robot Vacuum Cleaner wholesale distribution for mass use. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We have limited business, sales and marketing experience in our industry.

While we have plans for marketing and sales, there can be no assurance that such efforts will be consistently successful. There can be no assurance that our proposed business of Robot Vacuum Cleaner wholesale distribution will gain wide acceptance in its target market or that we will be able to effectively market our products consistently. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Mester Frigyes, to build our customer base. While Mr. Frigyes has a background in business, where he was responsible for the product sales for some of the same products that we offer, our company has no prior experience which it can rely upon in order to garner future customers. Prospective customers will be less likely to use our products than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies who also provide Robot Vacuum Cleaner wholesale distribution and that may result in price reductions and decreased demand for our products. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the Robot Vacuum Cleaner wholesale distribution which we believe will be demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our current or future competitors may compete more successfully in the robotic vacuum cleaner business than we do. In particular, any of our competitors may offer products that have significant performance, price, creativity and/or other advantages over our products. These products may significantly affect the demand for our products. If we are unable to compete successfully, we could lose sales and market share, assuming we gain any further market share. We also could experience difficulty hiring and retaining qualified employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

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Current management’s lack of experience in and with marketing and selling Robot Vacuum Cleaner products means that it is difficult to assess, or make judgments about, our potential success.

Though he has approximately 3 years of experience providing many of the same products we provide, our sole officer and director has no prior experience with and has never been employed in a job to market and sell such products. Additionally, our sole officer and director does not have a college or university degree, or other educational background in fields related to marketing and sales. With no direct training in marketing and sales, our sole officer and director may not be fully aware of many of the specific requirements related to marketing and selling of vacuum cleaners. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in marketing and sales.

Our sole officer and director currently owns 100% of the outstanding common stock of the Company. If all shares are sold in this offering he will still own a majority of the outstanding shares, 66.6%. Due to the majority ownership, other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Mester Frigyes, our sole officer and director beneficially owns 100% of our issued and outstanding shares of common stock. If all the shares are sold in this offering he will own 66.6% of the outstanding shares of common stock. The interests of Mr. Frigyes may not be, at all times, the same as that of our other shareholders. Mr. Frigyes is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer and as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Since our sole officer and director has the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Mester Frigyes, our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on his employment by other companies. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Mester Frigyes, our President, will devote between 20 and 30 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

We have no employment or compensation agreement with our sole officer and director and as such he may have little incentive to devote time and energy to the operation of the Company.

Mester Frigyes, our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that he may decide to focus his efforts on other projects or companies which have a higher economic benefit to him. Currently, Mr. Frigyes is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that Mr. Frigyes will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

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Because we may have fewer than three hundred shareholders of record after this offering, we may be able to terminate or suspend our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board.

Although we have no intention to do so, we will have the ability to terminate or suspend our reporting obligations to the SEC if we will have fewer than three hundred shareholders of record after this offering. If we terminate or suspend our reporting obligations to file reports with the SEC, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board, which could impact your ability to sell your shares of common stock.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mester Frigyes, our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Frigyes has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a reporting issuer would be in jeopardy in which event you could lose your entire investment in our company.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our sole officer and director and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our sole officer and director resides outside of the United States, in Hungary. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws. Moreover, we have been advised that Hungary does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Hungary would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 2,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 2,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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Because there is no minimum proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$20,000	$40,000	$60,000	$80,000
Establish US Office	$2,000	$2,000	$2,000	$2,000
Computer Equipment and Internet	$6,500	$10,500	$10,500	$10,500
Website Development	$4,000	$4,000	$4,000	$4,000
Marketing and Advertising	$-0-	$15,000	$15,000	$15,000
Hire Salesperson	$-0-	$-0-	$15,000	$15,000
Offering expenses	$7,310	$7,310	$7,310	$7,310
Contingency	$190	$1,190	$6,190	$26,190
Totals	$20,000	$40,000	$60,000	$80,000

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 2,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by Mester Frigyes, our sole officer and director, for the 4,000,000 shares of common stock he purchased on December 4, 2017.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2018, Company had net tangible liabilities of $8,986 and 4,000,000 shares issued and outstanding. The tangible net book value of our shares of common stock was $8,986 or $0.0022 per share based upon 4,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.0022
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0136
Increase to present stockholders in net tangible book value per share after offering attributable to the new investors	$0.011
Dilution per share to new investors	$(0.026)
Capital contributions	$0
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	6,000,000
Percentage of ownership after offering	66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Net tangible book value per share after offering	$0.0136
Increase in net tangible book value per share after offering attributable to the new investors	$0.011
Dilution per share	$(0.026)
Capital contributions	$80,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	33.3%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Net tangible book value per share after offering	$0.0112
Increase in net tangible book value per share after offering attributable to the new investors	$0.009
Dilution per share	$(0.029)
Capital contributions	$60,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	5,500,000
Percentage of ownership after offering	27.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Net tangible book value per share after offering	$0.0083
Increase in net tangible book value per share after offering attributable to the new investors	$0.006
Dilution per share	$(0.032)
Capital contributions	$40,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	20.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Net tangible book value per share after offering	$0.0048
Increase in net tangible book value per share after offering attributable to the new investors	$0.003
Dilution per share	$(0.035)
Capital contributions	$20,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	11.1%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding that were held by 1 stockholder of record. We have no shares of preferred stock authorized.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

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Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.  A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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At present, we are considered to be a non-shell company because we have real assets and real operations, we purchased our office on December 15, 2017 which is located at 3 Banyatelep, Visegrad 2025 Hungary and had sold to our first customer. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Mester Frigyes will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mester Frigyes is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mester Frigyes will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mester Frigyes is not, and has not been within the past 12 months, a broker or dealer, and he is not, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mester Frigyes will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mester Frigyes will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We are a “non-shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have real assets and real operations, we purchased our office on December 15, 2017 which is located at 3 Banyatelep, Visegrad 2025 Hungary and had sold to our first customer. Because we are not shell company, the Rule 144 safe harbor is available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it less difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period.

Persons interested in purchasing common stock of Castle Bridge Impact Media Inc must complete and return a subscription agreement along with the appropriate funds payable to: Castle Bridge Impact Media Inc. Each subscription agreement is subject to acceptance by the Company, if the Company rejects a subscription the associated funds will be returned to the purchaser within three business days.

An accepted copy of the subscription agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of the Offering.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 8, 2017 the Company was incorporated under the laws of the State of Nevada. We are a development stage business located in 3 Banyatelep, Visegrad 2025 Hungary, specializing in wholesale distribution of Robot Vacuum Cleaners. Mester Frigyes has served as our President, Secretary Treasurer and as a Director, from September 8, 2017 until the current date. Our board of directors is comprised of one person: Mester Frigyes.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. Mr. Frigyes purchased 4,000,000 shares of our common stock at a purchase price of $0.001 per share, for aggregate cash proceeds of $4,000 on December 4, 2017.

IN GENERAL

We were incorporated on September 8, 2017 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have made a significant purchase of assets: in December 2017 we finalized the purchase our current business office in Hungary located at 3 Banyatelep, Visegrad 2025 Hungary. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan and purpose, and have our fixed hard assets (we own our current business office). We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From Inception (September 8, 2017) until the date of this filing we have operating activities, primarily consisting of the incorporation of our company, the initial issuance of 4,000,000 shares of common stock to our sole officer and director for cash consideration of $4,000, completing our business plan and developing and concluding sales to our first customer and purchasing our current business office. The customer has placed two orders since our inception through March 31, 2018. There is no signed agreement for future purchases with this customer.

Our financial statements from Inception on September 8, 2017, through March 31, 2018, report $61,628 in revenues and a net gain of $4,986. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company located in 3 Banyatelep, Visegrad 2025 Hungary, specializing in wholesale distribution of Robot Vacuum Cleaners, our target maket is wholesale distributors who specialize in innovative products for the home.

We intend to use the net proceeds from this offering to further develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate new revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Mester Frigyes, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate sufficient revenues and Mr. Frigyes does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding.

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The Company’s principal offices are located at 3 Banyatelep, Visegrad 2025 Hungary.

OUR PRODUCTS

CASTLE BRIDGE IMPACT MEDIA INC is a new business specializing in wholesale distribution of Robot Vacuum Cleaner, especially for innovative wholesale distribution companies in products for home.

Our key objective during the first 12 months of operation is to develop a profitable wholesale distribution business. To do this, a strong client base will be developed through networking with local business leaders and business associations, searching for new customers through the internet and available business databases.

To date we have signed contracts with 10 manufacturers of Robotic Vacuum Cleaners to be able to distribute their products. The contracts are not exclusive and allow us to offer their products for a term of one year beginning October 2017 through October 2018 at which time we will evaluate extension of the agreements. We may enter into contracts with other manufacturers if we have clients who request a certain type of vacuum that is not provided by one of our existing suppliers.

The product we have purchased and sold to date is the DirtAttacker Robotic Vacuum which is a cleaner with strong suction, designed for low-pile carpet and hard floors and is Wi-Fi connected. Some of the primary features of this vacuum are:

•	App Controlled: Schedule & track cleaning sessions, accessory status, battery life, & receive error alerts. Android & Apple compatible. Note: Requires 2.4G Hz Wi-Fi. Note: For customers who can’t use the App, the DirtAttacker comes with (1) traditional remote controller.

•	Direct suction vacuum, helix brush-roll, dual side brushes combined with guided auto-clean & 3 specialized cleaning modes

•	Comprehensive, anti-collision intelligent sensor safety technology plus soft, durable protective bumpers.

•	Lithium battery supports quiet, consistent cleaning & high-efficiency air filtration for up to 100 minutes.

•	1 Year Warranty, plus Accessories: Includes (1) instruction manual, (1) remote control w/ batteries (2) sponge filter, (2) high efficiency filter, (4) side brushes, (1) power adapter, (1) docking station & customer support

Easy-to-Use	Safe	Adaptable

App features include scheduling, multiple cleaning mode, robot and accessory status, and location. Apple & Android Compatible. Requires 2.4G Hz Wi-Fi.	Protected by a full set of anti-collision & anti-drop sensors, plus navigation technology and a protective bumper to keep your furniture safe.	Not every home or mess is the same. Auto-clean mode plus 3 bonus specialized cleaning modes including modes for targeted cleaning and for corners and edges.

Thorough	Reliable	Bonus Air Filter

Innovative helix design main-brush for a deep-reach clean, plus dual wide-reach nylon fiber side brushes.	Up to 100 minutes of power cleaning. Auto-recharge feature for extra convenience.	Air filtration system captures air particles during the cleaning process, helping to keep your home cleaner.

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Product Dimensions	13 x 13 x 3.1 inches
Item Weight	6.7 pounds
Shipping Weight	9.88 pounds

We offer other models which have more features such as:

Power Boost Technology: New feature automatically increases suction power when extra vacuuming strength is needed to get the best clean.

Upgraded 3-Point Cleaning System: A wider rolling brush that reduces trapping rugs and sheets, two side brushes, and more powerful suction.

High-Capacity Li-ion Battery: Delivers up to 120 minutes of constant, powerful suction.

Drop-sensing technology to avoid falls.

Our suppliers have other models available depending upon the customer’s specific requirements. We intend to expand our model offerings as the company grows.

Our plan of operation for the 12 months following the completion of our offering is summarized as follows:

Office Establishment in the USA (Time Frame: 1st-12nd month, Estimated cost $2,000)

Upon the completion of the offering, we plan to set up our office in the USA and acquire the necessary equipment to begin operations. We need a computer with Windows operation system, and a connection to the Internet. We believe that it will cost at least $2,000 to set up an office and obtain the necessary equipment to begin the operations from our USA office. Our sole officer and director will handle our administrative duties.

Website Development (Time Frame: 3rd-12th months, Estimated Cost $4,000)

During this period, we intend to begin developing our website. Our sole officer and director, Mester Frigyes will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer and IT specialists to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $4,000. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase PCs and Software (Time Frame: 4th-12th months, Estimated Cost $10,500)

Professional software is one of the main part of start-ups cost (MS Office, Project Expert, Business Plan Pro, Adobe Products)

Attending trade shows and home product exhibitions (Time Frame: 4th-12th months, Estimated Cost $10,000)

We are planning to attend number of trade shows and exhibitions to meet our future clients who would like to buy our products. We are going to attract business owners in home product industry. Such shows include: Vacuum Expo 2017 and 2018 in Coventry, The London Cleaning Show, VAC-U-MAX show in Las Vegas, NV, ISSA/INTERCLEAN Amsterdam 2018, ISSA Cleaning & Hygiene Expo 2018 ISSA/INTERCLEAN Dallas ,2018 ISSA/INTERCLEAN Latin America 2018

Commence Marketing Campaign (Time Frame: 6th-12th months, Estimated Cost $5,000)

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from "word of mouth" advertising where our clients will refer their colleagues to us. We intend to spend at least $5,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

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Hire Salesperson (Time Frame: 8th-12th months. Estimated Cost $15,000)

If we sell at least half of the shares in this offering, we intend to hire one salesperson with experience and established network in wholesale distribution of robotic vacuums business industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our products.

INDUSTRY OVERVIEW

Market Research

To fully understand the market, we are targeting we talked to local business leaders, the Small Business Association, the Chamber of Commerce, Universities Business Incubators, the local economic development office, and all small business lending departments at the local banks. In addition, we read local newspaper and journal articles, and collected industry statistics from internet.

Size of the Industry

According to a new market research report “Cleaning Robot Market by Product (Floor Robot, Pool Robot, Window Robot, Lawn Robot, Others), by Vertical (Residential, Commercial, Industrial, Healthcare, Others), by Region (North America, Europe, Asia-Pacific, RoW) - Global Forecast to 2020”, the cleaning robot market is expected to reach USD 2.50 Billion by 2020, at a CAGR of 15.3%. This report was published by marketsandmarkets.com in October 2015.

Globally, the cleaning robot market is expected to witness steady growth owing to the utility of cleaning robots in various verticals. This report segments the cleaning robot market on the basis of product (Floor Robot, Pool Robot, Window Robot, Lawn Robot, Others), vertical (Residential, Commercial, Industrial, Healthcare, Others), and region (North America, Europe, Asia-Pacific, RoW). North America held the largest share of 39.9% in the cleaning robot market, in 2014 and the market in the region is expected to grow at the highest CAGR of 16.2% between 2015 and 2020.

In 2001, the British technology company Dyson built and demonstrated a robot vacuum known as the DC06. However, due to its high price, it was never released to the market.

In 2002, the American advanced technology company, iRobot launched the Roomba floor vacuuming robot. Initially, iRobot decided to produce 15,000 units and 10,000 more units depending on the success of the launch. The Roomba immediately became a huge consumer sensation. By the Christmas season, iRobot produced 50,000 units to meet the holiday demand. After this success, major specialty retailers, as well as more than 4,000 outlets such as Target, Kohl's and Linens 'n Things, began to carry the Roomba.

Since 2002, new variations of robotic vacuum cleaners have appeared in the market. For example, the Canadian bObsweep robotic vacuum that both mops and vacuums, or the Neato Robotics XV-11 robotic vacuum, which uses laser-vision rather than the traditional ultrasound-based models.

In 2014, Dyson announced the release of its new robotic vacuum called Dyson 360 Eye, equipped with a 360-degree camera that is mounted on the top of the robot vacuum cleaner and is supposed to provide a better navigation than other brands. The robot vacuum was scheduled for a Japan-only release in spring 2015 with international launches to follow later in the year. Moreover, Dyson announced that the 360 Eye has twice the suction of any other robot vacuum. Dyson is leading the robotic vacuum market towards the goals of achieving a reliable and capable unit. The company is investing robotics and AI to produce better robot vacuum cleaners in the coming years. It has initiated to establish a new campus in UK, which will require around 7000 work force, and an investment of £330 million to create a wider research facility in Singapur focusing on “connected technology and intelligent machines.”

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According to management’s market research as of 2016 20% of vacuum cleaners were robots and this number rose to 23% in 2017.

Key Product Segments

Robot Vacuum cleaners industry is a diverse industry, as depicted in the illustration above. There are hundreds of different models that manufacturers provide to all industries and industry sectors.

THE MARKET

A robotic vacuum cleaner, often called a robovac, is an autonomous robotic vacuum cleaner that has intelligent programming and a limited vacuum cleaning system. The original design included manual operation via remote control and a "self-drive" mode which allowed the machine to clean autonomously without human control. Some designs use spinning brushes to reach tight corners. Others combine a number of cleaning features (mopping, UV sterilization, etc.) simultaneous to vacuuming, thus rendering the machine into more than just a robot "vacuum" cleaner.

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COMPETITION

There are few barriers of entry in the business Robot Vacuum cleaner distribution and the level of competition is extremely high. There are many Robot Vacuum cleaner distribution companies. We will be in direct competition with them. Many large business Robot Vacuum cleaner distribution companies have greater financial capabilities than we do and will be able to provide more favorable products to the potential customers. Many of these companies may have a greater, more established customer base than us. We might lose business to such companies. Some of the competition include these companies: Alibaba Group Holding Limited, Newegg Inc, Best Buy, Walmart Inc, RobotShop Inc, Mamibot and Global Sources.

MARKETING

Our target markets will be small and medium sized wholesale distribution companies such as new and existing businesses in the USA and Europe. We will market our products by placing ads on the internet, listing with all local business and industry associations, developing a brochure to be distributed to prospective clients, becoming an active member of a number of business and vacuum cleaner associations and networking with the local business community. The brochures will be distributed at trade shows which we attend, associations, key business leaders, and to potential clients.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The Company is currently dependent on one customer. The objective of the Company is to attract many customers, but we cannot guarantee we ever will have more customers. Even if we obtain more customers, there is no guarantee that we will continue to generate a profit.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We currently have no employees, other than our sole officer and director, Mester Frigyes. Mester Frigyes, our sole officer and director, handles the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at 3 Banyatelep, Visegrad 2025 Hungary.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION - ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our business activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

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All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $3,856 as of March 31, 2018. Our cash balance is not sufficient to fund our proposed levels of operations.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $10,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this offering or following this offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to sell any of the securities being offered in this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

We have commenced development of our planned business of Robot Vacuum cleaner wholesale distribution. In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$20,000	$40,000	$60,000	$80,000
Establish US Office	$2,000	$2,000	$2,000	$2,000
Computer Equipment and Internet	$6,500	$10,500	$10,500	$10,500
Website Development	$4,000	$4,000	$4,000	$4,000
Marketing and Advertising	$-0-	$15,000	$15,000	$15,000
Hire Salesperson	$-0-	$-0-	$15,000	$15,000
Offering expenses	$7,310	$7,310	$7,310	$7,310
Contingency	$190	$1,190	$6,190	$26,190
Totals	$20,000	$40,000	$60,000	$80,000

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Our plan of operation for the 12 months following the completion of our offering is summarized as follows:

Office Establishment in the USA (Time Frame: 1st-12nd month, Estimated cost $2,000)

Upon the completion of the offering, we plan to set up our office in the USA and acquire the necessary equipment to begin operations. We need a computer with Windows operation system, and a connection to the Internet. We believe that it will cost at least $2,000 to set up an office and obtain the necessary equipment to begin the operations from our USA office. Our sole officer and director will handle our administrative duties.

Website Development (Time Frame: 3rd-12th months, Estimated Cost $4,000)

During this period, we intend to begin developing our website. Our sole officer and director, Mester Frigyes will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer and IT specialists to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $4,000. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase PCs and Software (Time Frame: 4th-12th months, Estimated Cost $10,500)

Professional software is one of the main part of start-ups cost (MS Office, Project Expert, Business Plan Pro, Adobe Products)

Attending trade shows and home product exhibitions (Time Frame: 4th-12th months, Estimated Cost $10,000)

We are planning to attend number of trade shows and exhibitions to meet our future clients who would like to buy our products. We are going to attract business owners in home product industry. Such shows include: Vacuum Expo 2017 and 2018 in Coventry, The London Cleaning Show, VAC-U-MAX show in Las Vegas, NV, ISSA/INTERCLEAN Amsterdam 2018, ISSA Cleaning & Hygiene Expo 2018 ISSA/INTERCLEAN Dallas ,2018 ISSA/INTERCLEAN Latin America 2018

Commence Marketing Campaign (Time Frame: 6th-12th months, Estimated Cost $5,000)

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from "word of mouth" advertising where our clients will refer their colleagues to us. We intend to spend at least $5,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Salesperson (Time Frame: 8th-12th months. Estimated Cost $15,000)

If we sell at least half of the shares in this offering, we intend to hire one salesperson with experience and established network in wholesale distribution of robotic vacuums business industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our products.

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ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $8,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2018 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $500 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

For the three month period ended March 31, 2018

Revenue

We had revenues of $30,397 during the three months ended March 31, 2018.

Cost of Goods Sold and Operating Expenses

During the three months ended March 31, 2018, we incurred cost of goods sold expenses of $25,937 and operating expenses of $5,720, comprised primarily of professional fees for accounting and audit work.

Net Profit (Loss)

We had net losses of $1,260 during the three months ended March 31, 2018.

For the Period from Inception (September 8, 2017) to the year ended December 31, 2017

Revenue

We have had initial revenues of $31,231 since our Inception on September 8, 2017 to December 31, 2017 as we had commenced operations in our business.

Cost of Goods Sold and Operating Expenses

During the period from Inception on September 8, 2017 to December 31, 2017, we incurred cost of goods sold expenses of $24,984 and operating expenses of $1, a bank fee.

Net Profit (Loss)

We had net profits of $6,246 during the period from Inception on September 8, 2017 to December 31, 2017.

LIQUIDITY AND CAPITAL RESOURCES

As at March 31, 2018, we had a cash balance of $3,856.

GOING CONCERN CONSIDERATION

We have generated initial revenues since Inception (September 8, 2017). As of March 31, 2018, the Company had accumulated profits of $4,986. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

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OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

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Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the dates the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record an income tax accrual for the period from inception (September 8, 2017) to December 31, 2017. We expect to incur significant expenses in future periods which we believe will offset the minimal net income shown in the year ended December 31, 2017. For the year ended December 31, 2017 the Company had a net gain of $6,246 from operations. During the three months ended March 31, 2018 the Company recorded a loss of $1,260, resulting in a net gain since inception of $4,986.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Mester Frigyes	33	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

33

MESTER FRIGYES

Mr. Mester Frigyes has served as President, Secretary, Treasurer and our sole Director since establishing CASTLE BRIDGE IMPACT MEDIA INC on September 8, 2017. Between November 2007 and September 8, 2017, Mr. Frigyes has been the owner and operator of his own vacuum shop in Hungary “Porszívó Uzlet”. Between September 2002 and August 2007, he has been a Faculty of Social Sciences student at Eötvös Loránd University in Budapest, Hungary.

Mr. Frigyes’s desire to found our company and his background in the business of marketing and selling different brands and models of vacuum cleaners to the general public led to our conclusion that Mr. Frigyes should be serving as a member of our board of directors in best service of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Mester Frigyes.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

34

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers during the period from Inception (September 8, 2017) to December 31, 2017:

Name and Principal Position	Period (2)	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Mester Frigyes (1)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
____________

(1) Appointed President, Secretary, Treasurer and Director September 8, 2017.

(2)  Period from Inception (September 8, 2017) to December 31, 2017.

Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

35

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of, or during, the period from Inception (September 8, 2017 to December 31, 2017, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as the period from Inception (September 8, 2017) to December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mester Frigyes (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
__________

(1) Appointed President, Secretary, Treasurer and Director September 8, 2017.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period from Inception (September 8, 2017) to December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mester Frigyes (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
_____________

(1) Appointed President, Secretary, Treasurer and Director September 8, 2017.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or he may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

36

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Mester Frigyes (3)	4,000,000	100.0%

All directors and executive officers as a group (1 person)		4,000,000	100.0%

_____________

(1) The percentages below are based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o CASTLE BRIDGE IMPACT MEDIA INC, 3 Banyatelep, Visegrad 2025 Hungary.

(3) Appointed President, Treasurer and Director September 8, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December, 2017, we offered and sold 4,000,000 shares of common stock to Mester Frigyes, our President, Secretary and a Director, at a purchase price of $0.001 per share, for aggregate cash proceeds of $4,000.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

37

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Kirtane & Pandit, LLP, Chartered Accountants, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by John E. Lux, Esq,, Attorney at Law.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Kirtane & Pandit, LLP, Chartered Accountants, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

38

CASTLE BRIDGE IMPACT MEDIA INC

INDEX TO FINANCIAL STATEMENTS

Our unaudited financial statements for the period ended March 31, 2018 are included herewith.

F-1

CASTLE BRIDGE IMPACT MEDIA INC
BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$3,856	$5,046

TOTAL CURRENT ASSETS	3,856	5,046

FIXED ASSETS
Office Building	$5,200	$5,200
Accumulated Depreciation	(70)	-

TOTAL FIXED ASSETS	5,130	5,200

TOTAL ASSETS	$8,986	$10,246

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:

TOTAL LIABILITIES	$-	$-

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
4,000,000 shares issued and outstanding at
March 31, 2018 and December 31, 2017	$4,000	$4,000
Additional Paid In Capital	-	-
Profit (loss) accumulated during the development stage	4,986	6,246

Total Stockholders' Equity	$8,986	$10,246

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,986	$10,246

The accompanying notes are an integral part of these financial statements

F-2

CASTLE BRIDGE IMPACT MEDIA INC
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended	Inception (September 8, 2017) to
	March 31, 2018	March 31, 2018
REVENUES
Sales:
Product Sales	$30,397	$61,628
Total Income	30,397	61,628

Cost of Goods Sold:
Purchases - Resale	$25,937	$50,921
Total Cost of Goods Sold	25,937	50,921

Gross Profit	4,460	10,707

Operating Expenses:

General and administrative	$5,720	$5,721

Total Expenses	5,720	5,721

Income Before Income Tax	$(1,260)	$4,986

Provision for Income Tax	-	-

Net Income for Period	(1,260)	4,986

Net gain (loss) per share:
Basic and diluted	$(0.0003)	$0.0012

Weighted average number of shares outstanding:
Basic and diluted	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-3

CASTLE BRIDGE IMPACT MEDIA INC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended	Inception (September 8, 2017) to
	March 31, 2018	March 31, 2018

Operating activities:

Net Income (Loss)	$(1,259)	$4,986
Adjustment to reconcile net loss to net cash
provided by operations:

Changes in assets and liabilities:
Accumulated Depreciation	70	70
Net cash provided by operating activities	(1,190)	5,056

Financing activities:

Proceeds from issuance of common stock	-	4,000

Net cash provided by financing activities	-	4,000

Investing activities:
Purchase of Office Building	-	(5,200)

Net cash provided by investing activities	-	(5,200)

Net increase in cash	(1,190)	3,856

Cash, beginning of period	5,046	-

Cash, end of period	$3,856	$3,856

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-4

Castle Bridge Impact Media Inc

Notes to the Financial Statements

March 31, 2018

Note 1: Organization and Basis of Presentation

Castle Bridge Impact Media Inc (the “Company”) was established under the corporate laws of the State of Nevada on September 8, 2017.

The Company is a for-profit corporation and was incorporated to engage in the business of selling robotic vacuum cleaners. The Company is in the initial phase of operations and as such is subject to all risks inherent to the establishment of a start-up business.

The accompanying unaudited interim financial statements of Castle Bridge Impact Media Inc have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended December 31, 2017 have been omitted.

Unless the context otherwise requires, all references to “we,” “us,” “our”, the “Company” or “Castle Bridge” are to Castle Bridge Impact Media Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2018.

F-5

Castle Bridge Impact Media Inc

Notes to the Financial Statements

March 31, 2018

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the dates the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-6

Castle Bridge Impact Media Inc

Notes to the Financial Statements

March 31, 2018

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record an income tax accrual for the period from inception (September 8, 2017) to March 31, 2018. We expect to incur significant expenses in future periods which we believe will offset the minimal net income of $6,246 shown in the year ended December 31, 2017. For the three months ended March 31, 2018 the Company had a net loss of $1,260 from operations.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has had no legal matters since inception and there are no known legal matters pending.

Note 4: Capital Stock

The Company has authorized 75,000,000 shares of common stock with a par value of $0.001 per share.

On December 4, 2017 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole officer/director. The Company received proceeds of $4,000 from the sale of the common stock.

As of March 31, 2018, there were no outstanding stock options or warrants.

Note 5: Fixed Assets

On December 15, 2017, the Company purchased an office located at 3 Banyatelep, Visegrad 2025 Hungary. The purchase price was $5,200. The Company utilizes the space as its primary office.

Fixed assets are stated at cost. The Company will utilize straight-line depreciation of 15 years over the estimated useful life of the asset.

For the three months ended March 31, 2018 the Company recorded $70 in depreciation expense for the building.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-7

Castle Bridge Impact Media Inc

Notes to the Financial Statements

March 31, 2018

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception (September 8, 2017) to December 31, 2017. We expect to incur significant expenses in future periods which will offset the minimal net income of $6,246 shown in the year ended December 31, 2017.

In the future the Company expects to record income tax accruals of 21% for Federal taxes and no state income tax as the company is incorporated in the State of Nevada.

Note 7: Related Party Transactions

On December 4, 2017 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole officer/director. The Company received proceeds of $4,000 from the sale of the common stock.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

During the period from inception (September 8, 2017) to March 31, 2018 the Company had limited operations and recorded a net gain of $4,986. There is no guarantee that the Company will continue to generate revenues, in fact we expect to incur significant expenses in future periods during the start-up phase of our business. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s current cash of $3,856, the proceeds from the proposed offering pursuant to the Registration Statement on Form S-1 and anticipated revenues will be sufficient to cover the expenses they will incur during the next twelve months.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, May 2, 2018. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-8

CASTLE BRIDGE IMPACT MEDIA INC

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended December 31, 2017 are included herewith.

F-9

KIRTANE & PANDIT LLP CHARTERED ACCOUNTATS

H-16, Saraswat Colony, Sitladevi Temple Road, Mahim (W), Mumbai 400016

T: 91-22-24444119 Email:kpcamumbai@kirtanepandit.com

Report of Independent Registered Public Accounting Firm

To,

The Shareholders and Board of Directors,

Castle Bridge Impact Media Inc.

We have audited the accompanying balance sheet of Castle Bridge Impact Media Inc. (the "Company") as of December 31, 2017, and the related statements of income, retained earnings, and cash flows for the period September 8, 2017 (inception) through December 31, 2017. These financial statements are the responsibility of the Company's management.

Kirtan & Pandit LLP is a public accounting firm (the “firm”) registered with the PCAOB (United States) and is independent with respect to the company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB. The firm has served as Company’s first auditors as per our engagement letter dated 2nd February 2018.

Opinion

In our opinion, the financial referred to above present fairly, in all material respects, the financial position of Castle Bridge Impact Media Inc. as of December 31, 2017, and the results of its operations and its cash flows for the period September 8, 2017 (inception) through December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Bridge Impact Media Inc. as of December 31, 2017, and the results of its operations and its cash flows for the period September 8, 2017 (inception) through December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As indicated in Note 8 to the financial statements, the company has experienced limited operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to the matter.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

For Kirtane & Pandit LLP

Chartered Accountants

FRN: 105215W/W100057

PCAOB FIRM ID NO 5686

/s/ Milind Bhave

Partner

Membership No. 047973

Place: Mumbai, India

Date: May 19, 2018

F-10

CASTLE BRIDGE IMPACT MEDIA INC
BALANCE SHEETS (Audited)

December 31, 2017

ASSETS

CURRENT ASSETS
Cash	$5,046

TOTAL CURRENT ASSETS	5,046

FIXED ASSETS
Office Building	$5,200

TOTAL FIXED ASSETS	5,200

TOTAL ASSETS	$10,246

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:

TOTAL LIABILITIES	$-

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at December 31, 2017	$4,000
Additional Paid In Capital	-
Profit (loss) accumulated during the development stage	6,246

Total Stockholders' Equity	$10,246
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,246

The accompanying notes are an integral part of these financial statements

F-11

CASTLE BRIDGE IMPACT MEDIA INC
STATEMENTS OF OPERATIONS
(Audited)

From Inception
(September 8, 2017) to December 31, 2017
REVENUES
Sales:
Product Sales	$31,231
Total Income	31,231

Cost of Goods Sold:
Purchases - Resale	$24,984
Total Cost of Goods Sold	24,984

Gross Profit	6,247

Operating Expenses:

General and administrative	$1

Total Expenses	1

Income Before Income Tax	$6,246

Provision for Income Tax	-

Net Income for Period	6,246

Net gain (loss) per share:
Basic and diluted	$0.0016

Weighted average number of shares outstanding:

Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

F-12

CASTLE BRIDGE IMPACT MEDIA INC
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Audited)
From Inception September 8, 2017 to December 31, 2017

	Common Stock				Total
	Number of		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Gain (Deficit)	Equity

Balance, September 8, 2017 (Inception)	-	$-	$-	$-	$-

Common Shares issued:
for cash on December 4, 2017	4,000,000	4,000	-		4,000

Net gain (loss)	-	-	-	6,246	6,246
Balance, December 31, 2017	4,000,000	$4,000	$-	$6,246	$10,246

The accompanying notes are an integral part of these financial statements

F-13

CASTLE BRIDGE IMPACT MEDIA INC
STATEMENTS OF CASH FLOWS
(Audited)

From Inception
(September 8, 2017) to December 31, 2017

Operating activities:

Net Income	$6,246
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:

Net cash provided by operating activities	6,246

Financing activities:

Proceeds from issuance of common stock	4,000

Net cash provided by financing activities	4,000

Investing activities:
Purchase of Office Building	(5,200)

Net cash provided by investing activities	(5,200)

Net increase in cash	5,046

Cash, beginning of period	-

Cash, end of period	$5,046

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

F-14

Castle Bridge Impact Media Inc

Audited Notes to the Financial Statements

December 31, 2017

Note 1: Organization and Basis of Presentation

Castle Bridge Impact Media Inc (the “Company”) was established under the corporate laws of the State of Nevada on September 8, 2017. The Company has a fiscal year end of December 31st.

The Company is a for-profit corporation and was incorporated to engage in the business of selling robotic vacuum cleaners.  The Company is in the initial phase of operations and as such is subject to all risks inherent to the establishment of a start-up business.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of December 31, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our”, the “Company” or “Castle Bridge” are to Castle Bridge Impact Media Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-15

Castle Bridge Impact Media Inc

Audited Notes to the Financial Statements

December 31, 2017

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the dates the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

F-16

Castle Bridge Impact Media Inc

Audited Notes to the Financial Statements

December 31, 2017

The Company did not record an income tax accrual for the period from inception (September 8, 2017) to December 31, 2017. We expect to incur significant expenses in future periods which we believe will offset the minimal net income shown in the year ended December 31, 2017. For the year ended December 31, 2017 the Company had a net gain of $6,246 from operations.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has had no legal matters since inception and there are no known legal matters pending.

Note 4: Capital Stock

The Company has authorized 75,000,000 shares of common stock with a par value of $0.001 per share.

On December 4, 2017 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole officer/director. The Company received proceeds of $4,000 from the sale of the common stock.

As of December 31, 2017, there were no outstanding stock options or warrants.

Note 5: Fixed Assets

On December 15, 2017, the Company purchased an office located at 3 Banyatelep, Visegrad 2025 Hungary. The purchase price was $5,200. The Company utilizes the space as its primary office.

Fixed assets are stated at cost. The Company will utilize straight-line depreciation of 15 years over the estimated useful life of the asset.

During the year ended December 31, 2017 the Company did not record any depreciation due to the asset only being purchased mid-December. Beginning with the quarter ending March 31, 2018 the Company will record $70 in depreciation expense each quarter for the building.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-17

Castle Bridge Impact Media Inc

Audited Notes to the Financial Statements

December 31, 2017

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception (September 8, 2017) to December 31, 2017. We expect to incur significant expenses in future periods which will offset the minimal net income shown in the year ended December 31, 2017.

In the future the Company expects to record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Related Party Transactions

On December 4, 2017 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole officer/director. The Company received proceeds of $4,000 from the sale of the common stock.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

During the year ended December 31, 2017 the Company had a net gain from operations of $6,246. The Company had limited operations during the period from September 8, 2017 (date of inception) to December 31, 2017. There is no guarantee that the Company will continue to generate revenues, in fact we expect to incur significant expenses in future periods during the start-up phase of our business. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s current cash of $5,046, the proceeds from the proposed offering pursuant to the Registration Statement on Form S-1 and anticipated revenues will be sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario. Management believes that by following through with the Company’s plan of operation for the next 12 months that the revenue will increase to a point to support operations without loans from the director of the Company.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, May 2, 2018. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-18

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

CASTLE BRIDGE IMPACT MEDIA INC

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2018

39

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$10.00
Transfer Agent Fees	797.00
Legal Fees	3,500.00
Accounting Fees	3,000.00
TOTAL	$7,307.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

40

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

In December, 2017, we offered and sold 4,000,000 shares of common stock to Mester Frigyes, our President, Secretary and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000.  The foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of John E. Lux, Esq., regarding the legality of the securities being registered (filed previously)
10.1	Contract with DeDi (Hong Kong) Technology Co., Ltd
10.2	Contract with DongGuan Kagen Electrical and Mechanical Equipment Co., Ltd.
10.3	Contract with Dongguan Kane Electronics Co., Ltd.
10.4	Contract with Flyers Robots Technical Co., Ltd.
10.5	Contract with FoShan Robot Selfie Technology Co., Ltd.
10.6	Contract with Guangzhou Super Clean Machinery Co. Ltd.
10.7	Contract with New Universe Industrial Co. Ltd.
10.8	Contract with VTVRobot, China
10.9	Contract with Zhejiang Shuntong Electric Co., Ltd.
10.10	Contract with Zhengshou Hento Machinery Co., Ltd.
23.1	Consent of John E. Lux, Esq. (included in Exhibit 5.1)
23.2	Consent of Kirtane & Pandit LLP, Chartered Accountants
99.1	Form of Subscription Agreement (filed previously)

41

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

41

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

42

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Hungary, on the 21st day of May, 2018.

CASTLE BRIDGE IMPACT MEDIA INC
(Registrant)

By:	/s/ Mester Frigyes
Name:	Mester Frigyes
Title:	President, Secretary and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mester Frigyes, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of CASTLE BRIDGE IMPACT MEDIA INC, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mester Frigyes	President, Secretary, Treasurer and Director	May 21, 2018
(principal executive officer, principal
financial officer, and principal accounting officer)

43

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of John E. Lux, Esq., regarding the legality of the securities being registered (filed previously)
10.1	Contract with DeDi (Hong Kong) Technology Co., Ltd
10.2	Contract with DongGuan Kagen Electrical and Mechanical Equipment Co., Ltd.
10.3	Contract with Dongguan Kane Electronics Co., Ltd.
10.4	Contract with Flyers Robots Technical Co., Ltd.
10.5	Contract with FoShan Robot Selfie Technology Co., Ltd.
10.6	Contract with Guangzhou Super Clean Machinery Co. Ltd.
10.7	Contract with New Universe Industrial Co. Ltd.
10.8	Contract with VTVRobot, China
10.9	Contract with Zhejiang Shuntong Electric Co., Ltd.
10.10	Contract with Zhengshou Hento Machinery Co., Ltd.
23.1	Consent of John E. Lux, Esq. (included in Exhibit 5.1)
23.2	Consent of Kirtane & Pandit LLP, Chartered Accountants
99.1	Form of Subscription Agreement (filed previously)

44